UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Campbell Soup Company

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

In connection with their intended solicitation for the 2018 annual meeting of stockholders of Campbell Soup Company, (the “Company”), Third Point LLC and certain of its affiliates will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of the Company for use at the Company’s 2018 annual meeting of stockholders. Third Point LLC will furnish the definitive proxy statement to the stockholders of the Company, together with a WHITE proxy card. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement, when filed, and any other relevant documents will be available at no charge on the SEC’s website at http://www.sec.gov and will also be available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

THIRD POINT PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are or may be deemed to be, participants in the proxy solicitation: Third Point, Daniel S. Loeb, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced LP, Third Point Advisors LLC, Third Point Advisors II LLC, Franci Blassberg, Matthew Cohen, Sarah Hofstetter, Munib Islam, Lawrence Karlson, Bozoma Saint John, Kurt Schmidt, Raymond Silcock, David Silverman, Michael Silverstein, George Strawbridge, Jr. and William Toler. Certain of the participants may be deemed to beneficially own shares of capital stock of the Company described in Third Point LLC’s statement on Schedule 13D initially filed with the SEC on August 9, 2018 (the “Third Point Schedule 13D”) as it may be amended from time to time, and George Strawbridge, Jr. may be deemed to beneficially own shares of capital stock of the Company described in his statement on Schedule 13D initially filed with the SEC on August 9, 2018 as it may be amended from time to time. As described in the Third Point Schedule 13D, Third Point and Daniel S. Loeb beneficially own an aggregate of 17,000,000 shares of capital stock of the Company (the “Third Point Shares”). Such Third Point Shares consist of shares held by the following Third Point investment funds: (i) 3,036,400 shares that are held by Third Point Partners Qualified L.P., (ii) 341,200 shares that are held by Third Point Partners L.P., (iii) 7,126,800 shares that are held by Third Point Offshore Master Fund L.P., (iv) 3,828,400 shares that are held by Third Point Ultra Master Fund L.P. and (v) 2,667,200 shares that are held by Third Point Enhanced LP. Third Point Advisors LLC, as the general partner of Third Point Enhanced LP, Third Point Partners Qualified L.P. and Third Point Partners L.P., may be deemed to beneficially own 6,044,800 of the Third Point Shares. Third Point Advisors II LLC, as the general partner of Third Point Offshore Master Fund L.P. and Third Point Ultra Master Fund L.P. may be deemed to beneficially own 10,955,200 of the Third Point Shares. As of the date hereof, Mr. Lawrence Karlson beneficially owns 8,010 shares of capital stock of the Company; Mr. Michael Silverstein beneficially owns 4,430 shares of capital stock of the Company and Mr. William Toler beneficially owns 3,000 shares of capital stock.

THIRD POINT ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT
CAMPBELL SOUP
COMPANY’S STALE
STRATEGY AND BOARD
ARE PREVENTING IT
FROM REALIZING ITS
TRUE VALUE
AND POTENTIAL
# TIME TO REFRESHTHER
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CASE FOR CHANGE
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HOW TO VOTE When available, Proxy materials can be obtained by contacting:
OKAPI PARTNERS LLC
Bruce H. Goldfarb / Patrick J. McHugh
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GENERAL INQUIRIES: MEDIA INQUIRIES: VOTING-RELATED MATTERS:
Third Point LLC Elissa Doyle Okapi Partners LLC
390 Park Avenue Third Point LLC Bruce H.Goldfarb / Patrick J. McHugh
New York, NY 10022 Chief Marketing Officer (212)297-0720
T : (212)715-6707 (917) 748-8533 Toll-free : (877)259-6290
F: (212)318-3851 edoyle@thirdpoint.com
ir@thirdpoint.com
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THIRD POINT ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS&RESOURCES CONTACT
Third Point LLC is an alternative investment firm managing $18B in assets for public institutions, private entities and qualified individual clients. The firm was founded in1995 by Daniel S.Loeb, who serves as Chief Executive Officer and oversees our investment activity. We employ an opportunistic approach to invest globally in equity and credit securities.
Third Point has a long track record of sharing our views and insights to help companies maximize shareholder value, improve corporate governance, and strengthen market positioning. Our executives have served on the Boards of Directors of numerous well-known public companies, including Yahoo!, Sotheby’s and Baxter International. Our independent nominees have also served on Boards, including DowDupont. We invite you to learn more about Mr.Loeb and our slate of Board nominees to #Refresh The Recipe at Campbell’s. LEARN MORE 2018 Third Point LLC. All Rights Reserved. TERMS OF USE PRIVACY POLICY

THIRD POINT
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CASE FOR CHANGE

Read Our Letter to CPB:

September 7, 2018

Les Vinney
Chairman of the Board of Directors
Campbell Soup Company
1 Campbell Place
Camden, NJ 08103

Dear Mr. Vinney: Enclosed with this letter is a nomination package pursuant to which Third Point LLC, on behalf of funds it manages, nominates twelve individuals (the "Shareholder Slate") to constitute a completely revamped board of directors ("Board") of Campbell Soup Company (the "Company" or "Campbell").

In Third Point's previous proxy contests, we have sought only a few board seats to influence governance and implement change. Unfortunately, this Board's persistent failure to discharge its fiduciary duties leaves us no choice but to seek to replace the entire Board with our Shareholder Slate.

Today, the shares of Campbell trade at a price that is ~20% lower than it was 20 years ago. The stock performance is a report card on this Board's tenure of mismanagement, waste, ill-conceived strategy, and inept execution. On the Company's earnings call last month, Interim CEO Keith McLoughlin detailed the Board's years of failings with an extensive catalogue of the strategic and financial blunders that brought the business to the brink[1]. Absent from his commentary, however, was any accountability for the damage. No changes to the Company's Board or senior leadership were announced, making his contrite tone ring hollow.

The disappointing outcome of Campbell's recent "strategic review" process provides further evidence that this Board is unable or unwilling to take the bold action needed to address the current crisis and does not understand the depth of the Company's problems. Since 2016 alone, this Board has overseen over $7 billion of value destruction. Years of poorly conceived and executed acquisitions have over-levered the balance sheet, providing a limited range of options to remedy the problems Campbell confronts today. The Board's shocking failure to have a CEO succession plan in place following Denise Morrison's sudden exit is a scathing indictment of its inability to conduct one of any board of directors' most essential duties – to secure capable, continuous leadership for the Company.

The Board's recent conduct and aura of complacency makes no sense from a strategic, operational, or financial perspective. We can only conclude that the Board remains beholden to the sentimental agenda of its vocal and empowered minority – the two longstanding family representatives to the Board who have stubbornly opposed options to create maximum value for all shareholders for decades. At this point, it would be simply reckless to leave the Board that caused this mess in charge of fixing it. As the old maxim attributed to Albert Einstein says, "to do the same thing over again and expect a different result is insanity."

Third Point's proposed slate of directors brings sophisticated expertise to oversee Campbell at this critical moment. As you will note from the individual biographies included in the nomination packet (and available on Third Point's proxy website **www.RefreshCampbells.com**), the Shareholder Slate has extensive experience in operations, marketing, strategy, transactions, leadership, capital allocation, and general corporate governance – all options to create maximum value for all shareholders for decades. At this point, it would be simply reckless to leave the Board that caused this mess in charge of fixing it. As the old maxim attributed to Albert Einstein says, "to do the same thing over again and expect a different result is insanity."

Third Point's proposed slate of directors brings sophisticated expertise to oversee Campbell at this critical moment. As you will note from the individual biographies included in the nomination packet (and available on Third Point's proxy website **www.RefreshCampbells.com**), the Shareholder Slate has extensive experience in operations, marketing, strategy, transactions, leadership, capital allocation, and general corporate governance – all of which the current Board lacks[2]. Third Point brings a proven record of driving successful turn-arounds by recruiting world-class leadership talent and overseeing strategy and capital allocation, leading to dramatic operational improvement and significant share price appreciation. Third Point previously stated that a sale of the Company was the only justifiable outcome of a strategic review, which we believed was the case with the current Board and leadership team in place. However, the Shareholder Slate, once elected, will act consistently with its fiduciary duties in pursuing optimal outcomes for shareholders and managing the Company to enhance long-term value.

Despite the colossal failure of this Board and its handpicked leaders, we believe Campbell has durable and iconic brands and many fine employees who are as frustrated by the arrogance of its leadership and failure to innovate as we are. You and the rest of the Board are hereby put on notice that we expect you to conduct yourself and the management of the Company in a manner that will allow for the most seamless transition to the Shareholder Slate promptly following the 2018 annual meeting. We are confident that the time has come to #RefreshtheRecipe at Campbell with a new truly independent shareholder-friendly slate of Directors and a fresh vision for the Company.

Sincerely,



Daniel S. Loeb

---

[1] "Simply put, we lost focus. We lost focus strategically. We had too many initiatives that made the company unnecessarily complex. We were in the food business and the ag business. We had growth businesses and we had cash businesses. We were focused on startup businesses and venture capital investments. We aggressively pursued the important consumer megatrend of health and well-being without having clarity on our source of uniqueness or whether we brought a competitive advantage to the space, and we depended too much on M&A to shape our business strategy.
We lost focus within our products and brands. We did not manage our portfolio in a differentiated manner. We pushed cash businesses for growth and we underfunded growth businesses. Our resource and capital allocation discipline was inadequate and we didn't properly align our resources with our core business franchises where we have strong market positions unique capabilities and the right to win.
Lastly, we lost focus in process and execution. Our management processes lack the necessary operating discipline. We created too many silos throughout the company where decision rights were unclear. We lacked agility and we're slow to react to customer needs. And finally, we didn't have a culture of accountability, which led to poor execution."
Campbell's Earnings Call, August 30, 2018. **http://investor.campbellsoupcompany.com/phoenix.zhtml?c=88650&p=irol-presentations**
[2] Third Point has no undisclosed financial arrangements with any member of the Shareholder Slate in connection with such member's role as nominee for the Board.

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THIRD POINT ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT
Franci Blassberg Of Counsel at Debevoise & Plimpton LLP
Matthew Cohen Managing Director at Third Point
Sarah Hofstetter Chairwoman of 360i
Munib Islam Partner, Head of Equity Research at Third Point
Larry C. Karlson Former Chairman and Chief Executive Officer of Berwind Financial Corporation
Bozoma Saint John Chief Marketing Officer of Endeavor Co.
Kurt T. Schmidt Former Director and Chief Executive Officer of Blue Buffalo Company
Raymond Silcock Chief Financial Officer of International Nutrition & Wellness Holdings
David Silverman Founder and Chief Executive Officer of CrossLead
Michael J. Silverstein Operating Executive
George Strawbridge Private Investor
William D. Toler Former President and Chief Executive Officer of the hostess Brands
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FRANCI BLASSBERG
Counsel at Debevoise & Plimpton LLP
Mr. Franci Blassberg has been of Counsel at Debevoise & Plimpton LLP since 2013 and served as a partner from 1985 until 2012. She spent her career advising clients in setting legal strategy, negotiating complex transactions and counseling on a broad range of business issues. Ms. Blassberg served as a member of Debevoise & Plimpton LLP’s management committee and as the founder and co-chair of the Private Equity practice. Ms. Blassberg is currently teaches at Cornell Law School, Focusing on courses in corporate governance and private equity. Ms. Blassberg has been a member of the Board of Directors of the Lazard Funds. Inc. and Lazard Retirement Series, Inc. since 2014 and also serves as a member of the Audit committee. Ms Blassberg is also Presidential Councillor at Cornell University, a Vice Chair of the Board of the New School, and a member of the Boards of the New York City Ballet and the New York Historical Society. Ms. Blassberg received a BA with distinction from Cornell University and a JD magma cum laude from Cornell Law School. Throughout her career, Ms. Blassberg has worked with companies as an advisor to address significant corporate transactions, corporate governance issues and corporate finance strategies. This experience includes significant time and effort spent with directors, employees, management teams and investors.<Back to Nominees

ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES
MATHEW COHEN
Managing Director at Third Point
Mathew Cohen joined Third Point in 2008. Matthew oversees the fund’s efforts in the consumer sector. Previously, he was an associate at Bain Capital, where he focused on private equity investments. Prior to Bain Capital, he was a consultant at McKinsey & Company. Mr. Cohen graduated summa cum laude with a B.S.E. in Economics from the Wharton school at the University of Pennsylvania.
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SARAH HOFSTETTER

Chairwoman of 360i

Sarah Hofstetter has served since 2018 as Chairwoman of 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, that has helped its clients capitalize on industry changes. From 2013 until April 2018, Ms. Hofstetter served as Chief Executive Officer of 360i, and from 2006 to 2010 as Senior Vice President, Emerging Media & Brand Strategy. Under Ms. Hofstetter's stewardship, 360i was named Adweek's Breakthrough Media Agency of the Year in 2018 and featured in Ad Age's coveted A-List issue for eight consecutive years from 2011 to 2018. Ms. Hofstetter currently sits on the Board of Directors of American Association of Advertising Agencies ("4A"), and was named to both the 2014 American Advertising Federation Hall of Achievement and the 4A's list of 100 People Who Make Advertising Great in 2017. Prior to joining 360i, Ms. Hofstetter founded Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, where she also served as President from 2004 to 2006. Before starting her own agency, Ms. Hofstetter served in a series of senior leadership positions at Net2Phone, a subsidiary of IDT Corporation, from 1998 to 2004 and at IDT Corporation, a telecommunications company, from 1996 to 1998. Ms. Hofstetter graduated from Queens College, City University of New York with a B.A. in Sociology and Journalism. Over the course of her career, Ms. Hofstetter has served in positions requiring strong leadership and has demonstrated an ability to help steer businesses through times of disruption.

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MUNIB ISLAM
Partner, Head of Equity Research at Third Point
Munib Islam is Partner and the Head of Equities at Third Point. He also sits on the firm’s Risk Committee. He is integrally involved in firm operations from investing to risk management to marketing to hiring and talent development. Munib worked at Third Point from 2004-2008 and rejoined the firm in 2011, after returning from Highbridge Capital, where he was a managing Director and Portfolio Manager of Highbridge’s European Value Equities fund. Before coming to Third Point, Munib worked as an Associate at Oak Hill Capital and at Lazard LLC. He received a B.A. in Economics magna cum laude from Dartmouth College and an MBA from the Graduate School of Business at Stanford University. He has attended the World Economic Forum in Davos as a delegate since 2012. In 2014, he was invited to be a guest Professor at Columbia Business School, where he taught students value investing.
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LARRY C. KARLSON
Former Chairman and Chief Executive Officer of Berwind Financial Corporation
Mr. Karlson is a private investor. Mr. Karlson formerly served as the Chairman and Chief Executive Officer of Berwind financial Corporation, a leveraged buyout firm, from 2001 to 2004. Mr. Karlson began his career at fisher & Porter Co., an instruments manufacturer, where he served in various positions, including Director and President of U.S. Operations. In 1983, Mr. Karlson formed Nobel Electronics that subsequently merged with Pharos AB, an instruments manufacturer, where he served as a director and became President and Chief Executive Officer. In 1990, Pharos AB acquired Spectra Physics. He served the successor company Spectra Physics AB, a provider of laser technology and products, as a director and non-executive Chairman until his retirement the same year. Mr. Karlson has served on the Board of Directors of H&E Equipment Services, Inc. since 2002. He previously served on the board of Directors of CDI Corporation from 1989 to 2017 and the Board of Directors of the Company from 2009 to 2015 where he also served on the Audit Committee and the Finance and Corporate Development Committee. Mr. Karlson also serves on the Board of Directors of Harris Group, Inc. as a member of the Compensation Committee. Mr. Karlosn graduated with a Diploma in Engineering from Ryerson University, Toronto, Canada, in 1963 and received an MBA from the Wharton School of the University of Pennsylvania in 1980. Mr. Karlson has 50 years of experience as an international manager and extensive experience on the Board of Directors of numerous companies in a wide variety of industries. Through his service on the Company’s Board of Directors, he also has extensive knowledge about the Company.
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Ms. Bozoma saint John has served as chief Marketing officer of endeavor co. since June 11. 2018. Prior to joining Endeavor Co., Ms. Saint John Served as Chief Brand Officer of uber Technologies Inc., an on-demand car service company , from June 2017 until June 11.2018. Additionally, She Served as Head of Global Consumer Marketing for Apple Music from April 2014 until June 2017 and Head of Music and Entertainment Marketing for PepsiCo from January 2011 until April 2014. Ms. Saint John has been recognized in Fast Company’s 100 Most creative People; Ad Age’s 50 Most Creative People, Innovators & Stars; Fortune’s Disruptors and 40 Under 40; Billboard’s Female Executive of the Year; Ebony’s 100 Most Powerful Executives; and Adweek’s Most Exciting Personalities in Advertising. Ms. Saint John has approximately twenty years of marketing and advertising experience with Public, global brands. For these reasons, we believe Ms. Saint John is exceptionally well-qualified to serve as a director of the company. <Back to Nominees 2018 Third Point LLC., All Rights Reserved. TERMS OF USE PRIVACY POLICY

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KURT T. SCHMIDT Former Director and Chief Executive Officer of Blue Buffalo Company Mr. Schmidt formerly served as a director and the Chief Executive Officer of Blue Buffalo Company, Ltd. (“Blue Buffalo”), a pet food company, from 2012 to December 31. 2016. Prior to joining Blue Buffalo, from 2011 to 2012, Mr. Schmidt served as a Deputy Executive Vice President at Nestle Nutrition at Nestlé S.A. (“Nestlé”), a multinational food and beverage company. At Nestle, Mr. Schmidt was responsible for their $8 billion global Health & Wellness Division, and he was a member of Nestlé’s Executive Committee. Mr. Schmidt joined Nestlé in 2007 as part of its acquisition of Gerber Products from Novartis, where he was the President and Chief Executive Officer of Gerber Products Company, a baby food and baby products manufacturer, from 2004 to 2007. Mr. Schmidt received a B.S. in Chemistry from the United States Naval Academy and an MBA from University of Chicago. Through his service in senior management roles for various companies in the food and beverage industry, Mr. Schmidt has extensive industry knowledge.
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RAYMOND SILCOCK
Chief Financial Officer of International Nutrition & Wellness Holdings
Mr. Raymond Silcock has been the chief financial officer of International Nutrition & Wellness Holdings, a Rosewood private investment company with a mission to partner with and acquire companies in the nutrition and wellness space, August 2018. Mr. Silcock previously served as the Chief Financial Officer of CTI Foods from June 2016 to July 2018. CTI Foods is a culinary-driven company that offers a diverse range of custom food solutions to the food service industry. Prior to this role, Mr. Silcock served as Executive Vice President and Chief Financial Officer of Diamond Foods Inc. from June 2013 until its sale to Snyders-Lance in March 2016. Previously, Mr. Silcock was Senior Vice President and Chief Financial Officer of The Great Atlantic and Pacific Tea Company following its emergence from bankruptcy in March 2012 until February 2013 and was the Head of Finance from December 2011 to March 2012. From December 2009 to December 2011, he was an independent management consultant with clients including The Great Atlantic and Pacific Tea Company and Palm Ventures LLC. Mr. Silcock was Senior Vice President and Chief Financial Officer of UST Inc. from July 2007 until it was acquired by Altria in April 2009. Before joining UST Inc., Mr. Silcock was Executive Vice President and Chief Financial Officer of Swift & Company from 2006 to 2007 and Executive Vice President and Chief Financial Officer of Cott Corporation from 1998 to 2005. Mr. Silcock also held various positions at Campbell Soup Company, where he worked from 1979 to 1997, culminating in Vice President, Finance for the Bakery and Confectionary Division. Mr. Silcock has been a member of the Board of Directors of Pinnacle Foods, Inc. since 2008 and currently serves as chair of the Audit Committee and is a member of the Compensation Committee. Mr. Silcock also joined the Board of Directors of Jones Soda Co. in 2018. Mr. Silcock received his MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (United Kingdom). Mr. Silcock has significant executive and board level experience, including experience leading a consumer packaged goods company. Mr. Silcock also has held positions with a focus on financial management and financial reporting. For these reasons, we believe Mr. Silcock is exceptionally well-qualified to serve as a director of the Company.
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DAVID SILVERMAN

Founder and Chief Executive Officer of CrossLead

David Silverman is the Founder and Chief Executive Officer of CrossLead, Inc ("CrossLead"). CrossLead was founded in 2016 and is a technology company whose product suite is being used by top leaders and companies around the globe. As CEO, Mr. Silverman is responsible for the success, growth, profitability, and strategic direction of the company and he is actively involved in product development and supporting client engagements. Prior to CrossLead, Mr. Silverman co-founded the McChrystal Group where he served as CEO from 2011 until 2015. A graduate of the United States Naval Academy, David served as a Navy SEAL from 1998-2011. He is an experienced and combat decorated veteran with six operational deployments around the world to include combat deployments to Iraq, Afghanistan, and Southeast Asia. Mr. Silverman is active in several Veteran Non-Profits, is on the board of the Navy League and is a member of the Young Presidents Organization. Over the course of his career, Mr. Silverman has served in positions requiring strong leadership and management skills.

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MICHAEL J. SILVERSTEIN
Operating Executive
Mr. Silverstein has served as an operating executive at the Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, since 2017, where he conducts research and due diligence on possible acquisitions for the Carlyle Group U.S. Buyout Company. Mr. Silverstein formerly served as a Senior Partner and Managing Director at the Boston Consulting Group (“BCG”), a multinational management consulting firm, from 1993 to 2016, where he ran major engagements as an external consultant to major packaged goods, retail and other clients. During his employment at BCG, he provided a wide range of client services, helping companies achieve their goals of growth, M&A, portfolio, cost reduction and innovation, and also served on BCG’s Executive Committee. He served as Global Practice Leader for BCG’s Consumer and Retail Practice. Mr. Silverstein previously served on the Board of Directors of FTD Companies, Inc. from 2014 to 2017. Mr. Silverstein also served on the Board of Directors of Acosta, Inc., a Carlyle Group’s portfolio company, from 2017 to 2018. Mr. Silverstein received a B.A. in Economics and History from Brown University and an MBA with distinction from Harvard Business School. Mr. Silverstein is an authority on consumer marketing and prof it improvement in consumer packaged goods businesses. He also published five books about consumer trends, consumer buying patterns and growth levers which have been translated into a dozen languages and used as textbooks at many business schools. He is an authority on food, role of diet in health, grocery retailing, category growth strategy and return expectations.
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GEORGE STRAWBRIDGE
Private Investor
Mr. George Strawbridge, Jr. is currently a private investor. Mr. Strawbridge was a member of the Company’s Board of Directors from 1988 until 2009. While a director of the Company, he served on various committees including the Governance Committee (1992-2005; Chair from 1997-2005). Executive Committee (1992-2002), Audit Committee (1988-1993; 2001-2009), Compensation and Organization Committee (1994-1999) and Finance and Corporate Development Committee (2000; 2006-2009). Mr. Strawbridge was also a director of Meridian Bancorp. from 1988 until 1996 and CoreStates Bank from 1996 until 1998, when it was acquired by First Union, which in turn was acquired by Wells Fargo. He received a B.A. from Trinity College and an M.A. and Ph.D. (with distinction) in Latin American History from the University of Pennsylvania. As a descendent of Campbell Soup Company’s founder and a prior director on the Board of the Company. Mr. Strawbridge has extensive knowledge of the Company’s history, organization and culture. For these reasons, the Third Point Persons believe Mr. Strawbridge is exceptionally well-qualified to serve as a director of the Company.
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WILLIAM D. TOLER

Former President and Chief Executive Officer of the Hostess Brands

Mr. Toler formerly served as the President and Chief Executive Officer of the Hostess Brands, Inc. ("Hostess"), a packaged food company, from 2016 until his retirement in 2018 and as a director of Hostess from 2017 to 2018. He also served as the President and Chief Executive Officer of Hostess Brands, LLC from 2014 to 2018. Prior to joining Hostess Brands, LLC, he worked as an operating partner at Oaktree Capital, an asset management company, from 2013 to 2014. Prior to that, he served from 2008 to 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc. ("AdvancePierre"), a supplier of value-added protein and hand-held convenience products. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods, a packaged foods company, from 2005 to 2008, and President of Campbell Sales Company, a subsidiary of the Company, from 1995 to 2000. He has also held key positions at ICG Commerce, Nabisco, Reckitt & Colman Limited and The Procter & Gamble Company. Mr. Toler graduated from North Carolina State University in 1981 with majors in both business management and economics. He has 38 years of experience in consumer packaged goods industry. Through the senior management role at Campbell Sales Company, he also has extensive knowledge about the Company.

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AUGUST 30, 2018

Campbell Soup to Sell International Business and Fresh Unit

Management and the board think the divestitures will make Campbell more attractive as an acquisition target, according to people familiar with the matter. "We had too many initiatives that made the company unnecessarily complex," Mr. McLoughlin said on a conference call Thursday. "We lost focus within our products and brands."

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Available at: https://www.wsj.com/articles/campbell-soup-plans-to-sell-international-business-and-fresh-unit-1535622000

AUGUST 30, 2018

Wall Street Sees Glaring Holes in Campbell Soup's Big Restructuring Plan

Campbell Soup Co.'s (CPB) new restructuring plan looks like alphabet soup... Following the proposed divestitures, Campbell will be a less diversified company with increased reliance on its soup and beverage businesses to fund growth in its snack segment," S&P's report out Thursday morning wrote.

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Available at: https://www.thestreet.com/markets/wall-street-sees-glaring-holes-in-campbell-soup-restructuring-plan-14698151

AUGUST 9, 2018

Dan Loeb Takes Stake in Campbell, Pushes for Sale of Soup Maker

The New York-based hedge fund said in a regulatory filing it had partnered with fellow Campbell investor George Strawbridge to push for a sale of the soup maker. They collectively hold about 8.4 percent of the company, according to the filing.

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Available at: https://www.bloomberg.com/news/articles/2018-08-09/loeb-takes-stake-in-campbell-pushes-for-sale-of-soup-maker

JULY 2, 2018

Dan Loeb planning major shakeup at Campbell's Soup

Loeb speaking with Campbell shareholders on prospect of selling, as problems continue to mount for the country's largest soup maker.

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Available at: https://nypost.com/2018/07/02/dan-loeb-planning-major-shakeup-at-campbells-soup/

AUGUST 30, 2018

Campbell Soup to sell its fresh food and international businesses

The New York-listed group is to refocus on its traditional domestic packaged brands, and has appointed bankers to find buyers for the disposals... The revival plan, announced on Thursday, is an abrupt change in strategy for Campbell and highlights how the food and drink industry is grappling with how to address changing consumer tastes.

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Available at: https://www.wsj.com/articles/campbell-soup-plans-to-sell-international-business-and-fresh-unit-1535622000

AUGUST 9, 2018

Third Point, Campbell Heir Push Soup Maker to Sell

Activist investor Third Point LLC is pushing for a sale of Campbell Soup Co. with the help of an heir to the soup company's founder. Third Point said its push has the backing of George Strawbridge Jr., the grandson of the inventor of Campbell condensed soup, who reported his own 2.8% stake in the company in a separate filing.

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Available at: https://www.wsj.com/articles/third-point-campbell-heir-push-soup-maker-to-sell-1533848795

AUGUST 9, 2018

Loeb's Third Point calls for Campbell Soup sale: filing

Third Point believes a strategic review underway at Campbell would create significant value for shareholders if conducted properly. Campbell shares rose as much as 4 percent the day news broke that Loeb is involved.

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Available at https://www.reuters.com/article/us-campbell-soup-third-point-exclusive/loebs-third-point-calls-for-campbell-soup-sale-filing-idUSKBN1KU2AK

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ANALYST COMMENTARY

*Permission to use quotations neither sought nor obtained.

"On FY19 guidance, **Campbell's outlook appears to be relatively bleak.** Overall, things appear to remain in flux and we are not confident in Campbell's ability to return to its long-term growth algorithm after FY19, especially given its inability to take pricing to offset higher input and freight costs in the challenging retail environment, ongoing leadership changes, and the company's track record of underdelivering on its growth algorithm over the past decade."

– BERNSTEIN. AUGUST 2018.

THIRD POINT

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"**The Eight-Year Giveback...** McLoughlin spent quite some time walking through all of the issues with the company under prior management's reign – unnecessarily complex, no "right to win", lacked agility, no accountability, poor process and execution, lost focus on brands and products, depended too much on M&A, and so on... In a nutshell, **Campbell remains in the woods for now...** Overall, we're once again back to around $2.50 in EPS, just where we were in 2010."

– DEUTSCHE BANK. AUGUST 2018.

"**CEO search, Asset Sales, and Activist = full plate for Campbell...** We do not see a quick and immediate path for the Company to unlock material shareholder value by selling off non-core assets or paying down debt. Absent a company sale, we see potential downside to Campbell's current share price."

– UBS. AUGUST 2018.

THIRD POINT

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"**CEO search, Asset Sales, and Activist = full plate for Campbell...** We do not see a quick and immediate path for the Company to unlock material shareholder value by selling off non-core assets or paying down debt. Absent a company sale, we see potential downside to Campbell's current share price."

– UBS. AUGUST 2018.

"One need look no further than this quarter's performance to understand that **change is long overdue...** While hindsight is 20/20, it's clear that capital allocation has been suboptimal... We think there is more to do."

– CONSUMER EDGE. AUGUST 2018.

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The views expressed on this website represent the opinions of Third Point LLC and certain of its affiliates (collectively, the “Sponsor”), which beneficially own shares of Campbell Soup Company (the “Company”) and are based on publicly available information with respect to the Company. Third Point recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Third Point’s conclusions. Third Point reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Third Point disclaims any obligation to update the information or opinions contained on this website.
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PRIVACY POLICY
ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT
Effective Date: September 6, 2018
We respect and value your privacy. This statement outlines our privacy policies (the ”Privacy Policy”) which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using this website (the “Site”). Please read and familiarize yourself with this Privacy Policy.
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This website, http://www.refreshcampbells.com (the “Site”), sponsored by Third Point LLC and certain of its affiliates (the “Sponsor”), is for informational purposes only. You may use the Site for non-commercial, lawful purposes only. Your access to and use of the Site is subject to and governed by these Terms and Conditions of Use (these “Terms and Conditions”). By accessing and browsing the Site, you accept, without limitation or qualification, and agree to be bound by, these Terms and Conditions and all applicable laws.
Nothing on this Site is intended to be, nor should it be construed or used as, investment, tax, legal or financial advice, an opinion of the appropriateness of any security or investment, or an offer, or the solicitation of any offer, to buy or sell any security or investment. The Sponsor is not responsible for any decision made by any shareholder.
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